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                                                                    EXHIBIT 99.1

            [Morrison Knudsen Corporation News Release Letterhead]

                               September 9, 1999

                   MK NAMES LEO GIACOMETTO VICE PRESIDENT OF
                               GOVERNMENT AFFAIRS

         BOISE -Leo A. Giacometto, formerly chief of staff for United States Senator Conrad Burns of Montana, has been named vice president of government affairs of Morrison Knudsen Corporation.

     Dennis R. Washington, MK chairman, president and chief executive officer, announced the appointment and said Giacometto will head the company's government affairs office in Washington, D.C. Giacometto replaces Charles W. Simpson, who has retired after nine years with MK.

     "Leo Giacometto's experience on Senator Burns' staff and his many other public-service positions provide him with strong credentials to represent MK in our nation's capital and to keep company management informed about important public-policy issues," said Washington.

     A native of Montana, Giacometto first joined Senator Burns' staff in 1988 as the senator's executive assistant. A year later, at age 27, he became the youngest person ever confirmed by the U.S. Senate as a U.S. marshal after he was nominated by President George Bush to fill that position in Montana. In 1993, Giacometto was named director of the Montana Department of Agriculture, and he returned to Washington, D.C. in 1995 as chief of staff for Senator Burns.

     Earlier, Giacometto served two terms in the Montana Legislature.

     Morrison Knudsen Corporation (MK--NYSE) has 23,500 employees at work in more than 35 countries serving the environmental, energy, government, heavy-civil, industrial, mining, nuclear-services, operations and maintenance, process, transportation and water-resources markets as an engineer, constructor and program manager.

                                    # # # #

This news release contains "forward-looking statements" within the meaning of the private securities litigation reform act of 1995, which are identified by the use of forward-looking terminology such as "may," "will," "could," "should," "expect," "anticipate," "intend," "plan," "estimate," or "continue" or the negative thereof or other variations thereof. Such forward-looking statements are necessarily based on various assumptions and estimates and are inherently subject to various risks and uncertainties, including risks and uncertainties relating to the possible invalidity of the underlying assumptions and estimates and possible changes or developments in social, economic, business industry, market, legal, and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including the corporation's customers, suppliers, business partners, and competitors and legislative, regulatory, judicial, and other governmental authorities and officials.




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